UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 4, 2018

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31826	42-1406317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 725-4477

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01.	Other Events.

On May 1, 2018, Centene Corporation (“Centene” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Evercore Group L.L.C., acting as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 26,603,500 shares of its common stock (the “Common Stock”), par value $0.001 per share, including 2,418,500 shares of its common stock pursuant to the option granted by the Company to the Underwriters to purchase additional shares of its common stock, in a public offering made pursuant to a registration statement and a related prospectus supplement filed by the Company with the Securities and Exchange Commission. The Underwriters agreed to purchase the Common Stock from the Company at a price of $104.49 per share, resulting in approximately $2.8 billion of net proceeds, after deducting the underwriters’ discounts and commissions and estimated offering expenses. The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. The offering contemplated by the Underwriting Agreement closed on May 4, 2018.

Centene intends to use the net proceeds of the offering to finance a portion of the cash consideration payable in connection with the Company’s previously announced acquisition of substantially all of the assets of New York State Catholic Health Plan, Inc., d/b/a Fidelis Care New York, a New York not-for-profit corporation (the “Fidelis Acquisition”), and to pay related fees and expenses. The balance of the financing in connection with the cash consideration for the Fidelis Acquisition could take any of several forms or any combination of them, including but not limited to the following: (i) Centene may incur additional indebtedness, including by way of credit facilities, loans or issuing senior notes in the public and/or private capital markets; (ii) Centene may use cash on hand; and (iii) Centene may draw funds under its senior unsecured bridge loan facility.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company is filing the Underwriting Agreement and a copy of the legal opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP, as Exhibits 1.1 and 5.1, respectively, to this Current Report on Form 8-K to add each as exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-217636).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated May 1, 2018, by and among the Company, Barclays Capital Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Evercore Group L.L.C., acting as representatives of the several underwriters named therein.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

By:	/s/ Jeffrey A. Schwaneke
Name:	Jeffrey A. Schwaneke
Title:	Executive Vice President and Chief Financial Officer

Date: May 4, 2018